UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2009

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3140 East Coronado Street

Anaheim, CA 92806

(Address of Principal Executive Offices) (Zip Code)

(714) 238-1488

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03(a)	Amendments to Articles of Incorporation or Bylaws

On December 4, 2009, the Board of Directors adopted the following amendments to the Company’s Amended and Restated Bylaws:

•	Section 2.8:

•	Clarification that any meeting of stockholders may be adjourned whether or not a quorum is present.

•	Sections 4.1, 4.2, 4.10, 7.1, 9.6:

•	Deletion of language regarding Treasurers and Assistant Treasurers.

•	Sections 6.1, 6.2, 6.6:

•

Additional procedures are set forth for (1) determining a director’s or officer’s entitlement to indemnification and selecting independent counsel as part of such determination, (2) the Company assuming the defense of claims against an indemnified individual and (3) paying indemnification claims.

The Board of Directors also adopted minor, clarifying amendments to other sections of the Bylaws and restated them in their entirety as the Company’s Second Amended and Restated Bylaws.

The foregoing description is qualified in its entirety by reference to the Company’s Second Amended and Restated Bylaws, which is filed as Exhibit 3.4 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

3.4	Second amended and restated bylaws of the company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2009	Multi-Fineline Electronix, Inc.,
a Delaware corporation

	By:	/s/ THOMAS LIGUORI
Thomas Liguori
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.4	Second amended and restated bylaws of the company